Malone Bailey LLP
Certified Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the registration statement on Form S-1, of our report dated May 10, 2010 with respect to the audited financial statements of Cmoney, Inc. for the year ended December 31, 2009.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston , Texas

May 26, 2010

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 26, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351